Exhibit 99.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Arbitron Inc. (the “Company”), each hereby certifies that, to his knowledge, on the date hereof:

(a)	the Form 10-Q of the Company for the period ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEPHEN B. MORRIS Stephen B. Morris Chief Executive Officer Date: August 14, 2002

/s/ WILLIAM J. WALSH William J. Walsh Chief Financial Officer Date: August 14, 2002